                                                                FINAL TRANSCRIPT


THOMSON STREET EVENTS


CONFERENCE CALL TRANSCRIPT

SORC - Q2 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

EVENT DATE/TIME: SEP. 11. 2006 / 4:30PM ET



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SEP. 11. 2006 / 4:30PM ET, SORC - Q2 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL


CORPORATE PARTICIPANTS
TODD ST. ONGE
Brainerd Communicators - IR

LESLIE FLEGEL
Source Interlink Companies, Inc. - Chairman, CEO

MARC FIERMAN
Source Interlink Companies, Inc. - CFO



CONFERENCE CALL PARTICIPANTS
JON MAIETTA
Needham & Co. - Analyst

BOB LABICK
CJS Securities - Analyst

SANJAY MISHRA
CR Intrinsic - Analyst

ANDREW WELLINGTON
New Mountain - Analyst

BARRY SINE
Oppenheimer - Analyst

JAIMIE LESTER
Soundpost Partners - Analyst

TONY REINER
Reiner Capital - Analyst


PRESENTATION

--------------------------------------------------------------------------------
OPERATOR

Good afternoon, ladies and gentlemen, and welcome to the Source Interlink Companies' fiscal 2007 second quarter earnings teleconference call. (OPERATOR INSTRUCTIONS). The conference is being recorded today, Monday, September 11, 2006. At this time I would like to turn the conference over to Todd St. Onge of Brainerd Communicators to read the forward-looking statements. Please go ahead, sir.

--------------------------------------------------------------------------------
TODD ST. ONGE  - BRAINERD COMMUNICATORS - IR

Good afternoon. Thanks for joining us for the Source Interlink Companies' quarterly conference call. Before we begin, we want to remind you that management's remarks today will contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, future business plans, strategies and financial position, working capital needs, and opportunities for growth.

When used on this call words such as anticipate, may, will, believe, intend, expect and similar expressions are intended to identify forward-looking statements. Because such forward-looking statements involve certain risks and uncertainties, actual results and timing of events may differ on a material basis from those discussed here-in.

Factors that cause or contribute to such differences include, but are not limited to, the risks and uncertainties as discussed in reports previously and subsequently filed by us with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended January 31, 2006 as filed on April 17, 2006.

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SEP. 11. 2006 / 4:30PM ET, SORC - Q2 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

After a short presentation by management we will take your questions. With that I turn the meeting over to Source Interlink Companies' Chairman and Chief Executive Officer, Leslie Flegel.

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LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO


Thank you, Todd. Good afternoon everybody. We had a solid financial performance in the second quarter of fiscal '07, resulting primarily from improved margins and lower operating expenses relative to top line revenues. Our second quarter was challenged by a weak retail environment due mostly -- most likely to unusually hot weather and higher gasoline prices.

Revenues grew to $442 million, an increase of 12% compared with last year's second quarter, due primarily to the addition of revenues gained in the Anderson News transactions. Those transactions, as expected, did not have any material impact on earnings in the quarter. We had Levy for all but ten days of last year's second quarter, so earnings improvement this year can be judged on a comparable basis.

EBITDA was $16.6 million, an improvement over last year by almost 19% and, as significant, we realized a gain of 16% over the first quarter of this fiscal year. Operating profit increased by 20% over the corresponding quarter last year. The Magazine division achieved its most profitable period in its history. Operating profit improved 30% over last year's corresponding quarter. As mentioned, this was without any material contribution thus far from the Anderson News operations.

Our music and DVD businesses were challenged by one of the weakest music and DVD new release schedules in some time. However, we expect a much better release schedule in the second half, which I will talk about in a moment.

Our businesses are cyclical and can be affected by issues beyond our control. But unlike our competitors, who are not as broadly diversified as Source, we can respond with strong performance in our other businesses, which is exactly what happened in the second quarter.

Rest assured the mega-billion dollar home entertainment content business is not going to disappear. The downloading of music, while noteworthy, is still a small percentage of total music sales. We have always stated that our strategy is to gain market share.

We have built the most broad based, reliable distribution and service system for the home entertainment content industry. We're the only home entertainment supplier of CDs and DVDs servicing the whole range of retail, including mass merchants, drugstores, specialty stores and the Internet.

Integration and margin improvement continue to be our principal goals and in that regard we definitely moved the needle. Magazine gross margins grew 1%, Alliance Entertainment's gross margins improved by 1.5%, and In-Store Services margins gained 3% compared to the corresponding quarter last year. We are on pace with our stated consolidation schedule and our synergy cost saving targets at all of our acquired businesses.

We have completed the shut down of the 126,000 square foot Anderson Hampstead, Maryland facility on schedule and moved $80 million of business into our existing 106,000 square foot distribution center in Lancaster, Pennsylvania. We also closed an additional 41,000 square feet of depots we no longer need because of our ability to utilize third-party shipping. This allowed the reduction of 50 trucks and 101 employees. The financial results of this consolidation will begin to be realized in the second half of the year and thereafter.

The West Coast consolidation resulting from the Anderson transaction is scheduled for the first week in October. We are now the largest magazine distributor in the United States. 4,000 store level service merchandisers make weekly service calls to more than 20,000 major retail outlets. This is a compelling selling advantage as no other company can provide anywhere near the magnitude of products and services. The Company is well positioned to expand our footprint with both existing and new customers for all the product lines we represent.

We are pleased to announce the new business we alluded to on the last call. Last year about this time we were awarded half of the Walgreen chain for the distribution of DVDs and music. We have gained the remainder of the business and will service the entire chain with those products. This adds approximately 2,500 stores.

We have also been awarded about 1,700 Rite Aid stores for their DVD and CD businesses. We have already begun to serve these customers, and distribution will be fully activated in time for the holiday season. This business, as well as other businesses we have gained, is another important industry endorsement of our strategy.

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SEP. 11. 2006 / 4:30PM ET, SORC - Q2 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL


The expansion of music and DVDs in the mainstream markets is critically important to both the studios and the retailing community. We're working on many additional projects which we believe will continue to expand our network of distribution.

In-Store Services continues its strong rebound financially and remains on track for an excellent year. The services provided by this division truly make us unique among our peers and completes the package we can present to our customers.

Looking ahead to the second half of the year, there is reason for optimism. As the first half of the year shows, the process of achieving expected synergies from the various integration projects continues. We expect profit contribution from the Anderson transaction in the second half of the year and particularly in the fourth quarter. Our project to improve gross margins is meeting with success as demonstrated this past quarter. This is an important initiative for all of our operating divisions, and we consider it a priority for the future.

The music industry expects a strong rebound in the second half of the year. Advanced notices from the studios reported in the trade press indicate that the second half of this year could be one of the strongest release schedules in recent memory. Many of the biggest names in the music industry "Bob Dylan, Beyonce, Justin Timberlake, Rod Stewart, The Rolling Stones, and many more artists spanning all genres" have titles coming out starting in the fall that should have a positive impact on CD sales right through to the end of the year.

The release schedule on the DVD side is also reported to be extremely strong. Summer movies generally lead to holiday DVD releases, and theatrical releases were very strong this summer with Cars, Pirates of the Caribbean and Da Vinci Code leading the way. The fact that we are adding about 4,200 drug stores to strengthen our market share is an important factor.

The industry is also anticipating the rollout of high-definition DVDs, which is a significant event for Alliance and the DVD industry. Alliance has a much broader base of distribution than it did in the second half of last year. That fact, plus the new release schedule for both of their primary product lines indicate a strong financial performance for the third and fourth quarters.

All operating divisions are in high gear with established management teams. Our suppliers, including the studios, music producers and magazine publishing companies, are enthusiastic about our business plan to expand the footprint for home entertainment content products, and they are working closely with us to achieve success.

The strategic alternative process we announced earlier in the year is ongoing. Consequently, the Company is not prepared at this time to make any announcements. I also stated in the last conference call that I would refrain from giving specific guidance during the process.

The second half of the year is historically the stronger half of the fiscal year for us. And given the factors mentioned earlier, we expect appreciably improved results for the remainder of the year.

I'm pleased with the progress we're making, and I have every reason to believe that our Company is well positioned to achieve our strategic and financial goals. With that, I will turn the call over to Marc Fierman, our Chief Financial Officer. Marc?

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MARC FIERMAN  - SOURCE INTERLINK COMPANIES, INC. - CFO

Thank you, Leslie. And good afternoon everyone. Today I will discuss our second quarter in year-to-date consolidated operating results, as well as results of our four reporting segments, CD/DVD Fulfillment, Magazine Fulfillment, In-Store Services, and Shared Services. We provide financial results on both an adjusted pro forma and a GAAP basis.

The adjusted pro forma basis excludes merger-related expenses and certain costs, such as relocation, severance and asset disposal costs related to consolidating recently acquired entities. Also excluded is the continuing non-cash amortization of intangible assets resulting from acquired entities and non-cash stock-based compensation expense related to the adoption of FAS 123R in the first quarter of this year. Based upon our current stock option plans, we expect future stock-based compensation expense to be minimal.

In fiscal 2006, as stated on previous conference calls, the adjusted pro forma basis also assumed the Alliance merger closed effectively at the beginning of our fiscal year, February 1, 2005, while the GAAP basis reflects results as of the merger date, March 1, 2005. As a reminder, included in the Magazine segment are the results of the Anderson acquisition as of March 30, 2006 and the results of the Levy acquisition as of May 10, 2005.

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SEP. 11. 2006 / 4:30PM ET, SORC - Q2 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

The following are the adjusted pro forma consolidated results for the second quarter and the six month period compared to the same period last year:

Second quarter net revenue increased 12.1% to $441.5 million and for the six months, net revenue increased 27.8% to $896.1 million.

Second quarter gross profit increased 21.3% to $95.8 million and gross profit margins increased to 21.7% from 20.1%. The six month gross profit increased 31.4% to $185.8 million, and gross profit margins increased to 20.7% from 20.2%.

Second quarter operating income increased 20% to $13.2 million, and operating margins increased to 3% from 2.8%. The six month operating income increased 8.1% to $24.3 million, and operating margins decreased to 2.7% from 3.2%.

Second quarter pretax income increased 11.4% to $10.4 million and for the six month decreased 2.6% to $19.3 million. Second quarter net income totaled $6.3 million on a 40% tax rate compared to $6.1 million last year on a 35% tax rate. The six month net income totaled $11.6 million on a 40% tax rate, compared to $12.4 million last year on a tax rate of approximately 37.5%.

Earnings per share for the second quarter are $0.12 computed on 53.3 million diluted shares and $0.22 for the year to date.

Adjusted pro forma earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $16.6 million for the second quarter compared to $14 million last year, an 18.5% increase. EBITDA for the six months totaled $31 million compared to $28.1 million last year, a 10.2% increase.

On a GAAP basis in the second quarter of both this year and last, the Company reported net income from continuing operations of $4.1 million, or $0.08 per diluted share.

Adjusted pro forma segment results for the second quarter and the six month period compared to the same period last year are as follows:

Second quarter net revenue in the CD/DVD segment decreased 5% to $198.2 million. The decrease is due in part to the loss of MusicLand revenue and a weak CD and DVD release schedule during the quarter.

Gross profit increased 3.2% to $37.7 million. Gross profit margins increased to 19% from 17.5%, due partly to increased vendor-managed imageries sales, as well as improved terms from vendors on certain products. Operating income increased 5.1% to $8.8 million, and operating margin increased to 4.5% from 4%.

Six month revenue in the CD/DVD segment increased 2% to $438.9 million. Gross profit increased 4.3% to $78.9 million. Gross profit margins increased to 18% from 17.6%. Operating income decreased 9% to $17.9 million, and operating margins decreased to 4.1% from 4.6%. As stated last quarter, the decrease is due in part to higher shipping costs as well as depreciation.

Second quarter net income in the Magazine segment, including the results of the Anderson acquisition for the entire quarter, increased 33.9% to $223.2 million. Gross profit from continuing operations increased 39.5% to $51.1 million, and gross profit margins from continuing operations increased to 22.9% from 21.9%. This increase in gross profit margin in the second quarter is due in part to the Company's ability to leverage increased market share to obtain improved terms from certain suppliers. Operating income from continuing operations increased 30.4% to $6.1 million, and operating margin for the quarter is 2.7% compared to 2.8% last year.

Six month net revenue in the Magazine segment, which in the current year includes four months of Anderson and six months of Levy versus no Anderson and approximately three months of Levy last year, increased 75.4% to $418.2 million.

Gross profit from continuing operations increased 69.2% to $93.9 million. Gross profit margins from continued operations decreased to 22.5% from 23.3%. The decrease is related to sales mix, as a greater portion of the overall sales in the current six month period was derived from the mainstream Levy and Anderson businesses which historically had lower gross profit margin.

Operating income from continuing operations increased 28.9% to $11 million, and operating margins for the six month is 2.6% compared to 3.6% last year. The decrease is due in part to expenses related to operating duplicative distribution centers in both the Mid-Atlantic and Southwest United States, attributable to recent acquisitions. As Leslie previously discussed, we anticipate the ongoing consolidation and integration of the recently acquired Levy and Anderson businesses to enhance future Magazine profitability as cost efficiencies are realized.

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SEP. 11. 2006 / 4:30PM ET, SORC - Q2 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

We successfully consolidated our Levy and Anderson operations in the Mid-Atlantic region in August and anticipate consolidating our Levy and Anderson operations in the Southwest in October.

Second quarter revenue in the In-Store Services segment, which includes information services, magazine rebate claiming and sales of manufactured store fixtures, increased 9.2% to $20.1 million. Gross profit increased 20% to $7.1 million and gross profit margins increased to 35.2% from 32.1%. Operating income increased 26.8% to $4.6 million, and operating margins increased to 23% from 19.9%.

Six month revenue in the In-Store Services increased 19.3% to $39 million. Gross profit increased 27.2% to $13 million. Gross profit margins increased to 33.3% from 31.2%. Operating income increased 41.9% to $8.1 million, and operating margins increased to 20.7% from 17.4%. Most of the increase is due to a rebound in our display manufacturing businesses.

Second quarter Shared Services, which consists of shared corporate and overhead costs associated with the operating segment, increased to $6.3 million from $5.7 million and for the six month period increased to $12.6 million from $11.3 million. This increase reflects the additional costs related to the increased size of the Company. As an indication, in the second quarter Shared Services remained constant at 1.4% of revenue from continuing operations and for the six month decreased to 1.4% from 1.6% of revenue.

In the second quarter, cash provided by operating activities is approximately $16.1 million; CapEx, $4.5 million; and depreciation of fixed assets, $3.1 million. Free cash flow approximated $11.6 million. As a reminder, the Company has historically generated the majority of its cash flow in the fourth quarter. Interest expense during the second quarter was $2.9 million compared to $1.7 million last year.

The following are some of the balance sheet highlights as of July 31, 2006. Total assets, $1,003,600,000; working capital, $29 million; revolving bank debt, $116.9 million; average daily bank debt for the quarter, $85 million; other debt, $52.5 million, including a $20 million mortgage loan; stockholders equity, $468.8 million.

On one last note, I just want to say that the terms of our revolving debt facility require us to apply all cash against our loan facility.

I will now open the call for questions.


QUESTION AND ANSWER


--------------------------------------------------------------------------------
OPERATOR

(OPERATOR INSTRUCTIONS). Jon Maietta of Needham & Co.

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JON MAIETTA  - NEEDHAM & CO. - ANALYST

First question I had, Leslie, it sounds like we're on track in terms of cost synergies. Are we still talking about the same aggregate dollar amount in terms of the cost synergies?

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LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

Would you repeat that? You said that kind of quickly, Jon, would you say it again? I heard the first part, just tell me the last thing you said.

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JON MAIETTA  - NEEDHAM & CO. - ANALYST

The second part was the dollar amount of the cost synergies, are we still talking about roughly the same dollar amount overall?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

Yes. We are.

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SEP. 11. 2006 / 4:30PM ET, SORC - Q2 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

--------------------------------------------------------------------------------
JON MAIETTA  - NEEDHAM & CO. - ANALYST

Then the second question I had was with regard to the CD/DVD business, does that mix of CD/DVD sales stay the same as compared to the past couple of quarters on an approximate basis?

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LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

Essentially yes. In fact, interestingly enough, the month of July was a very low release month for DVDs, and so music outpaced that a little bit, and that actually helps our margin somewhat. But essentially for the first six months the mix has been pretty consistent.

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JON MAIETTA  - NEEDHAM & CO. - ANALYST

Then just the last question I had was do you have an approximate cash flow generation -- clash flow number for the quarter?

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LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

Yes. I think Marc mentioned it. It was -- Marc, why don't you say it, because you have the actual numbers in front of you?

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MARC FIERMAN  - SOURCE INTERLINK COMPANIES, INC. - CFO

I will repeat it. For the quarter the Company generated operating cash of $16.1 million, with CapEx of $4.5 million.

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OPERATOR

Bob Labick of CJS Securities.

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BOB LABICK  - CJS SECURITIES - ANALYST

A couple of questions just to start with on the CD/DVD. Could you give us roughly the impact of MusicLand in the quarter? I will just start there.

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LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

Marc, do you have that information handy?

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MARC FIERMAN  - SOURCE INTERLINK COMPANIES, INC. - CFO

I guess your question is -- you are asking the impact it had on our quarter compared to last year?

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BOB LABICK  - CJS SECURITIES - ANALYST

Yes.

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MARC FIERMAN  - SOURCE INTERLINK COMPANIES, INC. - CFO

I would say sales were down in the quarter because of MusicLand approximately $2 million.

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SEP. 11. 2006 / 4:30PM ET, SORC - Q2 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

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BOB LABICK  - CJS SECURITIES - ANALYST


The new information that you gave, I believe it was at least new on Walgreens and Rite Aid?

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LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

Yes.

--------------------------------------------------------------------------------
BOB LABICK  - CJS SECURITIES - ANALYST

You said that you began shipping there. Can you give us the potential size of that in dollars, just a range of where that could go for this year and next?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

We really don't release that information. We did 2,500 Walgreens for this past year. If you recall about the same time last year, we started shipping Walgreens. But we are not allowed to release that information, but it is substantial business, I can tell you that. It is 10s of millions of dollars of business.

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BOB LABICK  - CJS SECURITIES - ANALYST

Great. Just moving on over to the Magazine side, I guess you mentioned the consolidation on the East Coast is done. October 1 is the date for -- or somewhere in October is the date?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

Yes, the first week of October.

--------------------------------------------------------------------------------
BOB LABICK  - CJS SECURITIES - ANALYST

Great. I know you still believe the synergies will be the same. Could you just remind us of the potential synergy impact for this year and next year from that?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

In fact, the consolidation went amazingly well. We were right on schedule and we didn't miss any shipments or anything, which is really -- I can't even begin to tell you how remarkable that is. The synergies for both the Levy deal -- which are not completely finished -- and the Anderson deal are at least going to be what we have said they would be.

--------------------------------------------------------------------------------
BOB LABICK  - CJS SECURITIES - ANALYST

Which is -- what, $25 million, is that right?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

No, I think in the case of Levy it was originally $17 million, and we upped that a little. And in the case of Anderson we said 10 to 15 million.

--------------------------------------------------------------------------------
BOB LABICK  - CJS SECURITIES - ANALYST
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SEP. 11. 2006 / 4:30PM ET, SORC - Q2 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

Then last question. I know you already said you don't want to talk it about too much, but maybe you could give us a sense of when you might talk about your initiatives or if there is any timing or -- if you can expand on the we don't want to talk about it even the least bit it would be helpful.

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

You are right. I don't want to talk about it, but I will say that it is ongoing and there is no specific timetable. But it has been in process now, and just as soon as we can make an announcement, we will.

--------------------------------------------------------------------------------
OPERATOR

[Sanjay Mishra of CR Intrinsic].

--------------------------------------------------------------------------------
SANJAY MISHRA  - CR INTRINSIC - ANALYST

Congratulations on the quarter. I've actually quite pleased to see the margin improvement across the board. A lot of my questions have been touched on here, but with regard to the CD/DVD margin, given the relatively constant mix shift can we almost assume that this margin improvement is somewhat sustainable, just from this vender-managed inventory pick up and new business?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

You know, when we first took over Alliance -- I don't have it in front of me, but I think the margins were somewhere in the -- the gross margins were somewhere in the 15% plus. This quarter they were 19%. That is about 15 months -- that is a 4% improvement, and they have been improving all along.

They are sustainable. There are permanent pick ups that we have had, but it is subject a little bit to the mix between music and DVDs because the margins are better in music than they are in DVDs. But essentially we are expecting the margins in all the areas of improvement to be essentially stick to the ribs stuff.

--------------------------------------------------------------------------------
SANJAY MISHRA  - CR INTRINSIC - ANALYST

One other question. With regard to Borders and how they are restructuring, I guess a good percentage of their stores they are remodeling that is. Do you see any benefit in your In-Store Services business from say magazine racks?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

Sure. We're doing virtually -- at this point we're doing virtually every remodel and every new store opening for Borders. And we are very proud of In-Store Services because that division has had a huge turnaround in the last couple of years.

If you recall, we were struggling a little bit at times with the wire manufacturing business. We kept saying it was a result of consolidation in the industry and so on and so forth, which is true, and now it is really moving on all fours again. It is having a terrific year this year. And we feel we will have an equally strong, if not better year, next year. We're very, very -- and we have really fixed a lot of the issues with that company in terms of the internal operations and what have you -- so very, very proud of the development of that.

All of our divisions -- people can analyze this quarter as they wish, but anytime you make 20% improvements in profits and those kind of improvements in gross margins that is strong stuff. We were able to do that -- and what I like about it -- across the board -- all divisions have improved margins and have lowered operating costs. It is a real good thing. We're very well positioned as we move forward here.

--------------------------------------------------------------------------------
OPERATOR

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SEP. 11. 2006 / 4:30PM ET, SORC - Q2 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL


Andrew Wellington of New Mountain.

--------------------------------------------------------------------------------
ANDREW WELLINGTON  - NEW MOUNTAIN - ANALYST

Can you give us an idea of how much contribution there was in the Magazine business from the Anderson properties this quarter, and whether they had any material impact on segment operating profit?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

Obviously they had a big impact on the revenue total. As I stated, they had virtually no impact, positive or negative, on earnings this quarter. They did have some positive EBITDA, but with the interest applied to it, it was pretty much a wash for the quarter. But it is -- you realize we didn't actually convert the Hampstead, Maryland facility until the first of August, so that was after the end of the quarter. So none of the synergies have been realized. Well, some have because we started working on it, but the bulk of the synergies have not.

And that is very encouraging, because those companies have -- those divisions, as we mentioned, have lost money through the years. And we did begin converting some of the routes and different elements of the business prior to the movement of the distribution warehouse, but it actually had some positive EBITDA this quarter. We're very bullish on it. We feel that this conversion is basically mapped. When you get rid of 50 trucks and 101 people in just one area in Southern California, it is going to be even larger than that, and you're starting from a base of about break even now that is very good. We're really right on track to do what we think we're going to do there.

--------------------------------------------------------------------------------
ANDREW WELLINGTON  - NEW MOUNTAIN - ANALYST

I was actually asking the question more to get at the base business, the non-Anderson in that if it had no real impact on the operating profits, and so it was dilutive to the operating margin, then if you took out all those profitless sales and looked at what you actually did have in-house and that you were improving -- just if you assumed it was -- spread that 250 million pro rata over the year, it looks like you had about 100 basis point improvement in the operating margin, if you take out the Anderson impact?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

Yes, that is exactly right because Anderson didn't contribute anything to the bottom line in this quarter.

--------------------------------------------------------------------------------
ANDREW WELLINGTON  - NEW MOUNTAIN - ANALYST

It should be I guess about $60 million in sales and virtually no operating profit?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

That is correct. Just north of $60 million in sales and no operating profit.

--------------------------------------------------------------------------------
OPERATOR

Barry Sine of Oppenheimer.

--------------------------------------------------------------------------------
BARRY SINE  - OPPENHEIMER - ANALYST

On the CD business, I wonder if you could go through the trends that you are seeing in a bit more detail. I think one of the concerns generically that is out there on that business is about downloading. And I think what you indicated was that it was more of a release schedule issue that saw the revenues decline a bit. Could you expand upon that any more and give any reassurance to investors who may be concerned that it is an issue about music downloading?

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

                                                                FINAL TRANSCRIPT

SEP. 11. 2006 / 4:30PM ET, SORC - Q2 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

I can. Downloading still represents less than 10% of the -- last year it represented about 5%. I'm talking about the iPod downloading. There's some other downloading taking place, but it is about 10% of the total business.

I just recently came back from the West Coast where I visited with both DVD studios and the music producers. I was amazed how bullish they are in the second half of the year. The music business, the DVD business and the book businesses are all very dependent on new releases.

Frankly, there has been a paucity of new releases in all three of those businesses over the last few months. The release schedule for music is awesome, if you really -- and you can look this up in the trade press -- but it is very, very strong with many great artists coming out with new albums. I saw terrific enthusiasm when I was out in Hollywood visiting with these people.

Also, DVDs, the schedule is so big that scheduling the shipping to get it out is really a problem. It is a good problem, by the way, but it is a problem we're facing because there's just a huge number of great movies coming out, some of which I mentioned.

We feel very good about second half based on both the music and the DVD business. Of course, in the magazine business, Barry, we're going to get the benefit of profit from the Anderson transactions that we didn't have in the first half of the year.

--------------------------------------------------------------------------------
BARRY SINE  - OPPENHEIMER - ANALYST

Great. Next thing I wanted to ask you about is there was a large bookstore chain which just talked about their music business on their conference call. I don't want to mention their name so you can answer this hypothetically. But for a customer like that, would you be -- what would your position be if they wanted to outsource the music business? And how might you go about combining some of your capabilities, including In-Store Services? And what do you think your likelihood of picking up a large contract like that would be?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

First of all, if it is a large business chain -- business bookstore chain then we are doing enormous amount of business with both of the major bookstore chains, Barnes & Noble and Borders. Not to say that those are the two major bookstore chains in the country.

We do more than 70% of their magazine business. In one of the chains we have the exclusive rights to distribute international products into their stores. And in one of the chains, Borders, which we have mentioned many times, we virtually build all their remodels and new stores.

Number one, I don't believe anybody in our industry has the relationships with those chains that we do. And in the case of Barnes & Noble, we are already the exclusive distributor of DVDs and music, so obviously we understand that footprint very well.

We carry the largest inventory in the world, the biggest catalog inventory. We're the back room for many of the .com companies. We're well-known by the chains. So if a chain like that would make a decision to go to outsourcing, I would feel very confident in our ability to have a very good shot at getting that business.

--------------------------------------------------------------------------------
BARRY SINE  - OPPENHEIMER - ANALYST

The next area I want to ask about on the expense side is the Fulfillment freight, which obviously with fuel prices having risen year-over-year, has gone up quite a bit. But we have now seen fuel prices peak and come down fairly significantly. Could you talk about the surcharge regime that you may have for your shippers passing through fuel prices? And now that we are in an environment of declining fuel prices how that might benefit you and how quickly you would see that impact?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

First of all, whenever that happens it is automatically immediate, because we ship every day. Yes, it is a big factor. We are one of the biggest customers of UPS Ground Service. We own our own fleet of trucks, although that is diminishing, and, that is, our objective is to diminish that, as we have said many times.

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

                                                                FINAL TRANSCRIPT

SEP. 11. 2006 / 4:30PM ET, SORC - Q2 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL


But fuel prices coming down, God bless. That is terrific. And it will have a significant impact on our businesses as we move forward. And it is immediate, because again -- one thing that is very important to understand is that we have converted this model from a fixed cost model -- we're in the process of doing that -- to a variable cost model. No other magazine distributor has been able to do that.

When we acquired Alliance, $1 billion business, they didn't own a track. When we acquired IPD, the distribution company that supplies the bookstores, they didn't own a truck. When we acquired Levy and Anderson they owned hundreds of trucks, because that is the way they always did business in the past. We have converted much of that and we're doing it very quickly. The fuel costs relationships and the surcharges with UPS is -- and believe me, we put these things out to bid all the time -- very beneficial for us to have fuel prices come down.

--------------------------------------------------------------------------------
BARRY SINE  - OPPENHEIMER - ANALYST

They adjust the fuel price surcharge on a daily basis, is what you're saying?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

No, it is not daily, but it is frequent.

--------------------------------------------------------------------------------
BARRY SINE  - OPPENHEIMER - ANALYST

The last area I wanted to ask about is go back to the strategic alternative process. You mentioned there's no specific timetable for getting this done, which is reminiscent of the phraseology George Bush uses when he talks about Iraq. Is there anything further you can add? I take it from the tenor of your statements that the process is proceeding successfully and that there still is work to be done. Is that a fair assessment?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

I will agree with the second thing you said. There's work to be done. I don't agree that it is not going successfully, but I really don't want to comment or give any indication one way or the other. But it is ongoing, which is a good thing, so that ought to tell you something.

We went through the summer months. It is very difficult to get things done in July, and particularly August. So now that we're into the fall season we're moving along. I really -- I'm sorry, I would like to, but I really just can't at this time say any more than that.

--------------------------------------------------------------------------------
OPERATOR

(OPERATOR INSTRUCTIONS). [Jaimie Lester with Soundpost Partners].

--------------------------------------------------------------------------------
JAIMIE LESTER  - SOUNDPOST PARTNERS - ANALYST

I hate to ask a question you don't want to answer again, but I'm going to do it anyway. The question is, given the weakness of the release schedule and I would imagine the difficulty in separating out the weakness of the releases versus the overall kind of industry challenges, does it make sense to defer the strategic process until this robust second half that you think is going to occur comes out? I understand it will be an unpopular decision but isn't it an economically better way to think about it?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

From our perspective there's a lot in play in these kind of processes. I just can't comment on that. But just let it unfold, and we will keep you advised as soon as we can. I don't want to be evasive in my answers here, but as I have stated, it is really just not a subject I have the liberty of talking about or even commenting. You're certainly entitled to your opinion about that, and you know, who knows?

--------------------------------------------------------------------------------
JAIMIE LESTER  - SOUNDPOST PARTNERS - ANALYST

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

                                                                FINAL TRANSCRIPT

SEP. 11. 2006 / 4:30PM ET, SORC - Q2 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

Let me try it another way, and (multiple speakers).

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

Okay, you can try one more time another way.

--------------------------------------------------------------------------------
JAIMIE LESTER  - SOUNDPOST PARTNERS - ANALYST

Is it fair to say that the weakness of the release schedule in the summer and the perceived strength of it in the back half of the year is not dramatic enough to force you to step away from the strategic process as a general matter? That it is within the normal bounds of business fluctuations, and therefore the buyers should be able to take that into account in their analysis?

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

I think you're answering your own question. I do. I think the process is ongoing, and it is constantly being evaluated. When we announced the process we were very clear not to state that there was any one particular path we were going to go down. We wanted to look at -- that is what we call alternatives, and that is exactly what we're doing.

Look, business is cyclical, as I mentioned on the beginning remarks. You can't -- it is really ridiculous, in my opinion at least, to try to evaluate any company on the basis of a 190 day period. It is much more than that. There has been a huge amount of trade press about the slowness of the DVD and music release schedules. So it is not something I am making up. You can pick it up and read about it every single day. Come to your own conclusions about that. But we have come out very clearly and said that the schedule for the second half of the year is going to be strong.

--------------------------------------------------------------------------------
JAIMIE LESTER  - SOUNDPOST PARTNERS - ANALYST

Great. Thank you.

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

Okay. We will take one more question here.

--------------------------------------------------------------------------------
OPERATOR

[Tony Reiner of Reiner Capital].

--------------------------------------------------------------------------------
TONY REINER  - REINER CAPITAL - ANALYST

I really don't have anything new in light of the fact you can't talk about it, which seems to be what everybody wants to hear. I guess the only other question, which I'm sure I'm going to get a no comment, is I assume after putting together the numbers that we see today, which are good numbers and congratulations for that. This would only facilitate the process and gets another -- or not the sell process -- the strategic alternatives process I should say, and gets another knock out of the way, another blank out of the way. I will take the no comment on that. But --.

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO

I will say this, good numbers never hurt anybody.

--------------------------------------------------------------------------------
TONY REINER  - REINER CAPITAL - ANALYST

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

                                                                FINAL TRANSCRIPT

SEP. 11. 2006 / 4:30PM ET, SORC - Q2 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

Firstly, in this day and age, putting out numbers never hurt anybody, and then good ones to boot. So congrats on not only the quarter, but what it should mean from there. So thanks very much.

--------------------------------------------------------------------------------
LESLIE FLEGEL  - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN, CEO


Thank you very much. I will conclude with the following statement. We did have a good quarter. It was a tough environment in the second quarter. And that is no secret, everyone knows that. We had a good quarter. We're very pleased with the results and our performance.

But even more so, we are pleased with what we see ahead of us. The markets get good and they get bad, they turnaround, but it is about building a solid foundation. And I believe it is about being able to perform well when others aren't, and being able to make money in tough times. When you have some kind of the increases that Marc was reading about, and you think about how tough the market conditions were, I think that we could be very proud of our performance this past quarter.

And we will keep you advised if anything develops in this strategic alternatives process -- or when it develops, I should say. And I look forward to talking to you next quarter. Thank you very much for your support.

--------------------------------------------------------------------------------
OPERATOR

This concludes today's Source Interlink conference call. You may now disconnect.



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